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                                                                      EXHIBIT 11



                                  ORAVAX, INC.


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           WEIGHTED SHARES USED IN COMPUTATION OF EARNINGS PER SHARE



For the year ended December 31, 1993
     Common stock outstanding, beginning of year................................     187,701
     Cheap stock shares relating to SAB No. 83(1)...............................     364,277
     Weighted average common stock issued during fiscal year 1993...............       2,453
                                                                                  ----------
                                                                                     554,431
For the year ended December 31, 1994
     Common stock outstanding, beginning of year................................     206,862
     Cheap stock shares relating to SAB No. 83(1)...............................     364,277
     Weighted average common stock issued during fiscal year 1993...............         188
                                                                                  ----------
                                                                                     571,327
For the year ended December 31, 1995
     Common stock outstanding, beginning of year................................     230,661
     Cheap stock shares relating to SAB No. 83(1)...............................      88,824
     Weighted average common stock issued during the period.....................   4,146,470
                                                                                  ----------
                                                                                   4,465,955
For the three months ended March 31, 1995
     Common stock outstanding, beginning of year................................     230,661
     Cheap stock shares relating to SAB No. 83(1)...............................     364,277
     Weighted average common stock issued during fiscal year 1993...............         328
                                                                                  ----------
                                                                                     595,266
For the three months ended March 31, 1995
     Common stock outstanding, beginning of year................................   7,615,865
     Weighted average common stock issued during the period.....................      14,913
                                                                                  ----------
                                                                                   7,630,778
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(1) In accordance with SEC Staff Accounting Bulletin ("SAB No. 83"), issuances of Common Stock equivalents (preferred stock, common stock, stock options and warrants) one year prior to the initial filing date of this registration statement at share prices below the public offering price of $10.00 per share "Cheap Stock"), are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared and have been included as if the shares were outstanding for all periods presented until the effectiveness of the initial public offering using the treasury stock method at the public offering price of $10.00 per share.

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